CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 2, 2019

Date of Report

(Date of Earliest Event Reported)

VIVI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56009	81-3401645
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Yamato Road, Suite 101, Boca Raton, Florida 33431

(Address of principal executive offices (zip code))

(561) 717-4138

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Nullah Sarker resigned as a member of the Board of Directors (the “Board”) of the Company. Mr. Sarker’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 5, 2019, the Board appointed Gaston Pereira, the current Chief Executive Officer, as a Class II director to fill the vacancy left by Mr. Sarker’s resignation and to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In addition, on December 5, 2019, the Board voted to expand its size to 6 and appointed Joao Antonio Dantas Bezerra Leite as a Class II director in order to fill the new vacancy, to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were each selected to be a director of the Company. None of the newly appointed directors have been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. Mr. Pereira will continue to receive compensation pursuant to his existing employment agreement with the Company, as previously filed with the SEC on August 9, 2019. Mr. Leite will not presently receive any compensation for his service as director on the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2019	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

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